News Release

Vringo Announces Verdict in I/P Engine Vs. AOL, Google et al.

Jury Finds Asserted Claims of Patents Infringed

Jury Confirms Validity of Patents

Jury Finds Damages Should be Based on a Running Royalty

NORFOLK, Va.--(BUSINESS WIRE)--Nov. 6, 2012-- Vringo, Inc. (NYSE MKT: VRNG), a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, today announced a verdict in its wholly-owned subsidiary I/P Engine, Inc.'s case against AOL, Inc. ("AOL"), Google, Inc.("Google"), IAC Search & Media, Inc. ("IAC"), Gannett Company, Inc. ("Gannett"), and Target Corporation ("Target") (collectively, "Defendants") with respect to the Defendants' infringement of the asserted claims of U.S. Patent Nos. 6,314,420 (the "'420 Patent") and 6,775,664 (the "'664 Patent") (collectively, the "Patents").

The jury unanimously returned a verdict as follows:

•	I/P Engine had proven by a preponderance of the evidence that the Defendants infringed the asserted claims of the Patents.

•	Defendants had not proven by clear and convincing evidence that the asserted claims the Patents are invalid by anticipation.

The Court stated that it will decide the ultimate legal conclusion on whether the patents are invalid for obviousness. The jury answered the Court's factual questions with respect to obviousness as follows:

•	Question for the Patents: What was the scope and content of the prior art at the time of the claimed invention?

Answer: No prior art applies because (1) the Bowman and Culliss references identified by Defendants lack any content analysis and filtering for relevance to the query and (2) other references identified by Defendants relate to profile system that do not disclose a tightly integrated search systems and could not filter information relevant to the query.

•	Question for the '420 Patent: What difference, if any, existed between the claimed invention and the prior art at the time of the claimed invention?

Answer: The Bowman and Culliss references did not disclose either limitation (b) (a content-based filter and could not filter information relevant to the query) or (d) (combining feedback data with profile data) of independent claims 10 and 25. The other asserted references – Rose, Lashkari, and Fab, were profile systems that did not disclose a tightly integrated search system, and could not filter information relevant to the query.

•	Question for the '664 Patent: What difference, if any, existed between the claimed invention and the prior art at the time of the claimed invention?

Answer: The Bowman and Culliss references do not disclose limitation (c) of the independent claims 1 and 26, because those references do not have a content-based filter that could not filter information relevant to a query, or combine information from a feedback system with content profile data. The other asserted references – Rose, Lashkari, and Fab, were profile systems that did not disclose a tightly integrated search system, and could not filter information relevant to the query.

•	Question for the '420 Patent: Which of the following factors has been established by the evidence with respect to the claimed invention? ("[X]" means the jury indicated the factor did apply, and "[ ]" means the jury indicated the factor did not apply.)

[X] Commercial success of a product due to the merits of the claimed invention.

[X] A long felt need for the solution that is provided by the claimed invention.

[X] Unsuccessful attempts by others to find the solution that is provided by the claimed invention.

[X] Copying of the claimed invention by others.

[X] Unexpected and superior results from the claimed invention.

[X] Acceptance by others of the claimed invention as shown by praise from others in the field or from the licensing of the claimed invention.

[ ] Independent invention of the claimed invention by others before or at about the same time the named inventor thought of it.

[ ] Other factor(s) indicating obviousness or nonobviousness — describe the factor(s).

•	Question for the '664 Patent: Which of the following factors has been established by the evidence with respect to the claimed invention?

[X] Commercial success of a product due to the merits of the claimed invention.

[X] A long felt need for the solution that is provided by the claimed invention.

[ ] Unsuccessful attempts by others to find the solution that is provided by the claimed invention.

[X] Copying of the claimed invention by others.

[X] Unexpected and superior results from the claimed invention.

[X] Acceptance by others of the claimed invention as shown by praise from others in the field or from the licensing of the claimed invention.

[X] Independent invention of the claimed invention by others before or at about the same time the named inventor thought of it.

[ ] Other factor(s) indicating obviousness or nonobviousness — describe the factor(s).

After finding that the asserted claims of the Patents were both valid and infringed by Google, the jury found that reasonable royalty damages should be based on a "running royalty", and that the running royalty rate should be 3.5%.

After finding that the asserted claims of the Patents were both valid and infringed by the Defendants, the jury found that the following sums of money, if paid now in cash, would reasonably compensate I/P Engine for the Defendants past infringement as follows:

•	Google: $15,800,000

•	AOL: $7,943,000

•	IAC: $6,650,000

•	Gannett: $4,322

•	Target: $98,833

Vringo intends to file a copy of the executed Verdict Form with the U.S. Securities and Exchange Commission on Form 8-K when available.

I/P Engine and Defendants are allowed to file post-trial motions with the Court.

The case is styled I/P Engine, Inc. vs. AOL Inc. et al., and is pending in U.S. District Court for the Eastern District of Virginia, Norfolk Division. The case number is 2:11cv512RAJ. The court docket for the case is publicly available on the Public Access to Court Electronic Records website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's intellectual property portfolio consists of over 500 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies. The patents and patent applications have been developed internally, and acquired from third parties. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transform the basic act of making and receiving mobile phone calls into a highly visual, social experience. For more information, visit: www.vringoIP.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our quarterly report on Form 10-Q filed with the SEC on August 14, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Source: Vringo, Inc.

Investors:
Vringo, Inc.
Cliff Weinstein, 646-532-6777
Executive Vice President
cliff@vringo.com
or
Media:
The Hodges Partnership
Caroline L. Platt, 804-788-1414
Mobile: 804-317-9061
cplatt@hodgespart.com